AMENDED AND RESTATED
                            ADVISOR'S CODE OF ETHICS
                                       FOR
                       CAPITAL MANAGEMENT ASSOCIATES, INC.

                             Dated February 25, 2002

      Pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended ("Act"), the following Code of Ethics is adopted by Capital Management Associates, Inc., (the "Adviser"), a registered investment adviser and a Maryland corporation. The Adviser provides investment advisory services for The Capital Management Mid-Cap Fund and The Capital Management Small-Cap Fund (each a "Fund" and collectively, the "Funds"), each a series of the Capital Management Investment Trust ("Trust").

      This Code of Ethics is intended to ensure that all acts, practices and courses of business engaged in by access persons (as defined below) of the Adviser reflect high standards and comply with the requirements of Section 17(j) of the Act and Rule 17j-1 thereunder.

I.    Definitions

      A. "Access Person" means any director, trustee, officer, general partner, managing member, or Advisory Person (as defined below) of the Advisor.

      B. "Advisory Person" means (1) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined in this Code of Ethics) by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security by the Fund. This term includes any Portfolio Manager or Investment Personnel (as defined below). A person is not an Advisory Person (or an Access Person) simply by virtue of the following:

            (1) normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; or

            (2)   a  single   instance  of   obtaining   knowledge   of  current
                  recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

      C. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which generally speaking, encompasses those situations in which the

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            beneficial  owner has the  right to enjoy  some  direct or  indirect
            "pecuniary   interest"  (i.e.,   some  economic  benefit)  from  the
            ownership of a security. It also includes securities held by members of a person's immediate family sharing the same household; provided, however, this presumption may be rebutted. The term immediate family
            means  any  child,  stepchild,   grandchild,   parent,   stepparent,
            grandparent,   spouse,   sibling,   mother-in  law,   father-in-law,
            son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

      D. "Compliance Officer" means, with respect to the Adviser, that person recommended by the Adviser and appoint and designated by the Trust's Board of Trustees as the "Compliance Officer" with respect to the Adviser. The Compliance Officer shall: (a) approve transactions, receive reports and otherwise monitor compliance with this Code of Ethics and the Trust's Code of Ethics, as herein after defined, with respect to all Access Persons; (b) report at least quarterly to the Review Officer all violations of this Code of Ethics or the Trust's Code of Ethics that occurred during the past quarter; (c) report at least annually to the Board of Trustees the information listed in
            Section VI.D. below; and (d) perform such other duties as set forth herein.

      E. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or polices of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 percent of the voting securities of any company shall be presumed not to control such company.

      F. "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, and generally includes all securities, whether publicly or privately traded, and any option, future, forward contract or other obligation involving a security or index thereof, including an instrument whose value is derived or based on any of the above (i.e., a derivative). The term Covered Security also includes any separate security, which is convertible into or exchangeable for, or which confers a right to purchase such security. A Covered Security does not include: (a) direct obligations of the Government of the United States, (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (c) shares of registered open-end investment companies, or (d) such other securities as may be excepted under the provisions of Rule 17j-1.


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


      G. "Investment Personnel" means: (1) any employee of the Adviser (or any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund and such term includes any Portfolio Manager (defined below); and (2) any natural person who controls the Adviser or the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

      H. "Non-Covered Security" shall mean those securities not included in the definition of Covered Securities, such as: (a) direct obligations of the Government of the United States, (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (c) shares of registered open-end investment companies, or (d) other securities as may be excepted under the provisions of Rule 17j-1.

      I. "Portfolio Manager" means an employee of the Adviser who is primarily responsible for the day-to-day management of a Fund's portfolio.

      J. "Purchase or sale" for purposes of this Code of Ethics and each Appendix thereto includes, among other things, the writing of an option to purchase or sell a security.

      K. "Review Officer" means the Trust Review Officer with respect to the Trust's Code of Ethics.

      L. "Trust's Code of Ethics" means that certain code of ethics of the Trust, as amended from time to time.

      M.    A  "Limited   Offering"  means  an  offering  that  is  exempt  from
            registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

      N. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

      O. A "security held or to be acquired" means: (1) any security which, within the most recent 15 days: (a) is or has been held by the Fund; or (b) is or has been considered by the Adviser or the Funds for purchase by the Funds; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause (1) above.

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

II.   Legal Requirement

      Rule 17j-l under the Investment Company Act of 1940 makes it unlawful for the Adviser, as investment adviser of the Fund, or any affiliated person of the Adviser in connection with the purchase and sale by such person of a security held or to be acquired by the Fund:

      A.    To employ any device, scheme or artifice to defraud the Fund;

      B. To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      C. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

      D.    To engage in any manipulative practice with respect to the Fund.

      To assure compliance with these restrictions, the Adviser adopts and agrees to be governed by the provisions contained in this Code of Ethics.

III.  General Principles

      The Adviser and each of its Access Persons shall be governed by the following principles:

      A. No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-l set forth above;

      B. The interests of the Fund and its shareholders are paramount and come before the interests of any Access Person or employee of the Adviser;

      C. Personal investing activities of all Access Persons shall be conducted consistent with the Code of Ethics and in a manner that shall avoid actual or potential conflicts of interest with the Fund and its shareholders or any abuse of an individual's position of trust and responsibility; and

      D.    Investment Personnel shall not use such positions, or any investment
            opportunities   presented  by  virtue  of  such  positions,  to  the
            detriment of the Fund and its shareholders.

IV.   Substantive Restrictions

      A. Blackout Periods. The price paid or received by the Fund for any investment should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. To that end:

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

            (1) No Access Person shall enter an order for the purchase or sale of a security on the day during which a Fund has a pending buy or sell order in that same security until after the Fund's order is executed or withdrawn;

            (2) No Investment Personnel may buy or sell a security within 15 days before and after the Fund trades in the security, unless the Compliance Officer determines that it is clear that, in view of the nature of the investment and the market for such investment, the order of the Investment Personnel will not affect the price paid or received by the Fund; and

            (3) A Portfolio Manager of the Adviser may not buy or sell a security within 7 days before or after the Fund trades in the security.

      B. Disclosure of Interested Transactions. No Access Person shall recommend any transactions with respect to a Covered Security by any Fund of the Trust without first disclosing his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation:

            (1) any direct or indirect Beneficial Ownership of any Covered Securities of such issuer;

            (2) any contemplated transaction by such Access Person in such Covered Securities;

            (3) any position with the issuer of the Covered Securities or its affiliates; and

            (4) any present or proposed business relationship between the issuer of the Covered Securities or its affiliates and such Access Person or any entity in which such Access Person has a significant interest.

      C. Initial Public Offerings ("IPOs"). No Investment Personnel shall acquire, directly or indirectly, any Beneficial Ownership in any IPO with respect to any security without first obtaining prior approval of the Compliance Officer, which Compliance Officer: (a) has been provided by such Investment Personnel with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Investment Personnel's activities on behalf of the Trust or any Fund); and (b) has concluded, after consultation with other Investment Personnel of the Trust or the relevant Fund (who have no personal interest in the issuer involved in the IPO), that the Trust or the relevant Fund has no foreseeable interest in purchasing such security. Records of such approvals by the Compliance Officer and the reasons supporting those decisions must be kept as required in Section VII.

      D. Limited Offerings. No Investment Personnel shall acquire, directly or indirectly, Beneficial Ownership of any security in a Limited Offering without first obtaining the prior written approval of the applicable Compliance Officer of the Adviser, which Compliance

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

            Officer: (a) has been provided by such Investment Personnel with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Investment Personnel's activities on behalf of the Trust or any Fund); and (b) has concluded, after consultation with other Investment Personnel of the Trust or the relevant Fund (who have no personal interest in the issuer involved in the private placement), that the Trust or the relevant Fund has no foreseeable interest in purchasing such security. Records of such approvals by the Compliance Officer and the reasons supporting those decisions must be kept as required in Section VII.

      E. Acceptance of Gifts. Investment Personnel must not accept gifts of more than a de minimus value (currently $100 or less) from any entity doing business with or on behalf of the Fund or the Advisor, unless pre-approved by the Compliance Officer.

      F. Service on Boards. Investment Personnel shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Compliance Officer following the receipt of a written request for such approval. In the event such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

      G. Short Term Trades. No Investment Personnel may profit from the purchase and sale or sale and purchase of any security within a 60 calendar day period, unless the purchase and sale was authorized by the Compliance Officer.

      H. Exemptions. The restrictions of this Section IV shall not apply to the following transactions unless the Compliance Officer determines that such transactions violate the provisions of Section III of this Code of Ethics:

            (1) purchases, sales or other transactions effected in any account over which such person has no direct or indirect influence or control;

            (2) purchases that are part of an automatic dividend reinvestment plan;

            (3) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

            (4) any equity securities transaction, or series of related transactions effected over a 30 calendar day period, involving 500 shares or less in the aggregate, if:

                  (a) the Access Person has no prior knowledge of activity in such security by any Fund; and

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

                  (b) the issuer is listed on the New York Stock Exchange or has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion (or a corresponding market capitalization in foreign markets); and

            (5) any fixed income securities transactions, or series of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such securities by any Fund.

V.    Procedures

      A. Reporting. In order to provide the Adviser with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1 are being observed by its Access Persons, each Access Person of the Adviser shall submit the following reports in the forms or substantially similar to the forms attached hereto as Exhibits A-D to the Compliance Officer (or his or her delegate) showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership except for exempt transactions listed in
            Section IV.H.(1) above:

            (1) Initial Holdings Report. On the form provided in Exhibit A (or similar form) every Access Person must report to the Compliance Officer no later than 10 days after that person becomes an Access Person, the following information:

                  (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

                  (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities, including Covered Securities, held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                  (c)   the date that the  report  is  submitted  by the  Access
                        Person.

            (2) Quarterly Reports. Quarterly securities transaction reports, on each of the forms provided in Exhibits B and C (or similar forms) shall be made by every Access Person no later than 10 days after the end of each calendar quarter. No such periodic report needs to be made if the report would duplicate information required to be recorded under Rule 204-2(a)(12) or

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

                  Rule 204-2(a)(13) under the Investment Advisers Act of 1940, or information contained in broker trade confirmations or account statements received by the Compliance Officer no later than 10 days after the end of each calendar quarter and/or information contained in Capital Management Associates, Inc.'s records. The forms shall contain the following information:

                  (a) with respect to any transaction during the quarter in a Covered Security in which the Access Person has a direct or indirect Beneficial Ownership, the following information is required to be provided on the form in Exhibit B (or similar form):

                        (i) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

                        (ii)  the  nature of the  transaction  (i.e.,  purchase,
                              sale  or  any  other   type  of   acquisition   or
                              disposition);

                        (iii) the  price of the  Covered  Security  at which the
                              transaction was effected;

                        (iv) the name of the broker, dealer, or bank with or through whom the transaction was effected;

                        (v) the date that the report is submitted by the Access Person; and

                  (b) with respect to any new account established by the Access Person in which securities were held during the quarter for the direct or indirect benefit of the Access Person, the following information is required to be provided on the form in Exhibit C (or similar form):

                        (i) the name of the broker, dealer or bank with whom the Access Person established the account;

                        (ii)  the date the account was established; and

                        (iii) the date the  report is  submitted  by the  Access
                              Person.

            (3) Annual Reports. Every Access Person must annually report to the Compliance Officer on the form provided in Exhibit D (or similar form), no later than 30 days after the end of each calendar year, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

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                  (a)   the title, number of shares and principal amount of each
                        Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

                  (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities, including Covered Securities, are held for the direct or indirect benefit of the Access Person; and

                  (c)   the date that the  report  is  submitted  by the  Access
                        Person.

      B. Duplicate Copies. Each Access Person, with respect to each brokerage account in which such Access Person has any beneficial interest shall arrange that the broker shall mail directly to the Compliance Officer at the same time they are mailed or furnished to such Access Person:

            (1) duplicate copies of the broker's trade confirmation covering each transaction in securities in such account; and

            (2)   copies of periodic statements with respect to the account;

            provided, however, that such duplicate copies need not be filed for transactions involving Non-Covered Securities. This requirement also may be waived by the Compliance Officer in certain situations when the Compliance Officer determines that duplicate copies are unnecessary.

            A Form of Brokerage Letter is attached to this Code of Ethics as Exhibit E. In order to help ensure that duplicate brokerage confirmations are received for all accounts pertaining to an Access Person, such Access Person is required to complete and send a brokerage letter similar to Exhibit E annually to each brokerage maintaining an account on behalf of the Access Person.

      C. Notification; Annual Certification. The Compliance Officer (or his or her delegate) shall notify each Access Person of the Adviser who may be required to make reports pursuant to this Code of Ethics, that such person is subject to reporting requirements and shall deliver a copy of this Code of Ethics to each such person. The Compliance Officer shall annually obtain written assurances in the form attached hereto as Exhibit F (or similar form) from each Access Person that he or she is aware of his or her obligations under this Code of Ethics and has complied with the Code of Ethics and with its reporting requirements.

      D. Disclaimer of Beneficial Ownership. Any report under this section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

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

VI.   Review and Enforcement

      A.    Review.

            (1)   The  Compliance  Officer (or his or her  delegate)  shall from time to time review the reported personal securities transactions of Access Persons for compliance with the requirements of this Code of Ethics.

            (2) If the Compliance Officer (or his or her delegate) determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an individual, the Compliance Officer (or his or her delegate) may give such person an opportunity to supply additional information regarding the matter in question.

      B.    Enforcement.

            (1) If any violation of this Code of Ethics is determined to have occurred, the Compliance Officer (or the Board of Directors of the Adviser, if they so choose) may impose sanctions and take such other actions as he or she deems appropriate, including, among other things, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable Fund for the benefit of its shareholders or given to a charity, as the Compliance Officer (or Board of Directors of the Adviser) shall determine is appropriate.

            (2) If the Compliance Officer (or his or her delegate) determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation and any enforcement action taken to the Chairman of the Board of Directors of the Adviser and either the Trust's Review Officer or the Chairman of the Trust's Board of Trustees.

            (3) No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself.

      C. Reporting to the Trust's Review Officer. At least quarterly, the Compliance Officer (or his or her delegate) shall furnish the


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            Trust's  Review Officer with a report with respect to any violations of this Code of Ethics or the Trust's Code of Ethics, any procedures or sanctions imposed in response to the violations and such other information as may be requested by the Trust's Review Officer.

      D. Reporting to Board. At least annually, the Adviser shall furnish to the Trust's Board of Trustees a written report that:

            (1) Describes any issues arising under the Code of Ethics or procedures since the last report to the Trust's Board of Trustees, including, but not limited to, information about any violations of the Code of Ethics or procedures and sanctions imposed in response to the violations; and

            (2) Certifies in the form provided in Exhibit G (or a similar form) that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

VII.  Records

      The Adviser shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission or the Trust's Board of Trustees.

      A. A copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

      B. A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

      C. A copy of each report made pursuant to this Code of Ethics by an Access Person, including any information provided in lieu of reports, shall be preserved by the Adviser for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

      D. A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

      E. A copy of each report under Section V.C of this Code of Ethics to the Trust's Board of Trustees shall be preserved by the Adviser for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

      F. The Adviser shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities under Section IV.C and D of this Code of Ethics for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

      G.    Any other information as may be required by Rule 17j-1(f).

VIII. Confidentiality

      All reports of securities transactions and any other information filed with the Adviser pursuant to this Code of Ethics, shall be treated as confidential, except that the same may be disclosed to the Board of Directors of the Adviser, the Trust's Board of Trustees, to any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.

IX.   Amendment

      The Board of Directors of the Adviser may from time to time amend this Code of Ethics, and/or adopt such interpretations of this Code of Ethics as it deems appropriate provided, however, the Trust's Board of Trustees, including a majority of the Disinterested Trustees (as defined in the Trust's Code of Ethics) must approve any material change to this Code of Ethics within six (6) months after adoption of the material change to this Code of Ethics.

                                    EXHIBIT A
                                    ---------

                       CAPITAL MANAGEMENT ASSOCIATES, INC.


                             INITIAL HOLDINGS REPORT



To the Compliance Officer:

      As of the below date, I held the following position in these securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to Capital Management Associates, Inc.'s Code of Ethics:


  ----------------------- ---------- ------------- ---------------------
                                                     Broker/Dealer or
    Security or Account     No. of     Principal        Bank Where
         name*              Shares      Amount        Account is Held
  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

* All accounts must be listed (including Non-Covered Securities).

      This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:  ____________________________        Signature:  _________________________

                                           Print Name: _________________________

                                    EXHIBIT B
                                    ---------

                       CAPITAL MANAGEMENT ASSOCIATES, INC.


                          SECURITIES TRANSACTION REPORT

For the Calendar Quarter Ended: ________________________
                                     (mo./day/yr.)

To the Compliance Officer:

      During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to Capital Management Associates, Inc.'s Code of Ethics:

---------------------------- --------------- ---------- --------------- ---------------- --------- ---------------
                                                                                                      Broker/
                                                                                                      Dealer or
                                                                          Nature of                    Bank
           Security                                        Principal      Transaction                 Through
  (including interest and        Date of       No. of      Amount of      (Purchase,                   Whom
  maturity date, if any)       Transaction     Shares     Transaction     Sale, Other)     Price      Effected
  ------------------------     -----------     ------     -----------     ------------     -----      --------
---------------------------- --------------- ---------- --------------- ---------------- --------- ---------------

---------------------------- --------------- ---------- --------------- ---------------- --------- ---------------

---------------------------- --------------- ---------- --------------- ---------------- --------- ---------------

---------------------------- --------------- ---------- --------------- ---------------- --------- ---------------

---------------------------- --------------- ---------- --------------- ---------------- --------- ---------------

---------------------------- --------------- ---------- --------------- ---------------- --------- ---------------

---------------------------- --------------- ---------- --------------- ---------------- --------- ---------------

---------------------------- --------------- ---------- --------------- ---------------- --------- ---------------

---------------------------- --------------- ---------- --------------- ---------------- --------- ---------------

---------------------------- --------------- ---------- --------------- ---------------- --------- ---------------

      This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:  ____________________________      Signature:  _________________________

                                         Print Name: _________________________

                                    EXHIBIT C
                                    ---------

                       CAPITAL MANAGEMENT ASSOCIATES, INC.


                          ACCOUNT ESTABLISHMENT REPORT

For the Calendar Quarter Ended: ______________________
                                     (mo./day/yr.)

To the Compliance Officer:

      During the quarter referred to above, the following accounts were established for securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and is required to be reported pursuant to Capital Management Associates, Inc.'s Code of Ethics:



        --------------------------------- ----------------------
                Broker/Dealer or
                    Bank Where                    Date
                   Account Was                 Account Was
                   Established                 Established
        --------------------------------- ----------------------

        --------------------------------- ----------------------

        --------------------------------- ----------------------

        --------------------------------- ----------------------

        --------------------------------- ----------------------

        --------------------------------- ----------------------



Date:  ____________________________      Signature:  _________________________

                                         Print Name: _________________________

                                    EXHIBIT D
                                    ---------

                       CAPITAL MANAGEMENT ASSOCIATES, INC.


                             ANNUAL HOLDINGS REPORT



To the Compliance Officer:

      As of December 31, ______, I held the following positions in securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to Capital Management Associates, Inc.'s Code of Ethics:

  ----------------------- ---------- ------------- ---------------------
                                                     Broker/Dealer or
    Security or Account     No. of     Principal        Bank Where
         name*              Shares      Amount        Account is Held
  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

  ----------------------- ---------- ------------- ---------------------

* All accounts must be listed (including Non-Covered Securities).

      This report is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:  ____________________________       Signature:  _________________________

                                          Print Name: ________________________

                                    EXHIBIT E
                                    ---------

                            FORM OF BROKERAGE LETTER

[Date]
[Broker Name]
[Address]

RE:  Account No. __________________________ Account Name _____________________

Dear [Name]

As of [Date], please send to [ ], a duplicate confirmation of each transaction in the above-named account and the monthly brokerage account statement for the above-named account. Please mail the confirmations and account statements to:

                 [  ]
                 [  ]
                 [  ]
                 Attention: Compliance Officer

Thank you for your prompt attention to this matter.

Sincerely,


[Name]

cc: Compliance Officer

                                    EXHIBIT F
                                    ---------




                        ANNUAL CERTIFICATE OF COMPLIANCE

                  AMENDED AND RESTATED ADVISOR'S CODE OF ETHICS
                     FOR CAPITAL MANAGEMENT ASSOCIATES, INC.


-------------------------
Name (please print)

      This is to certify that the attached Code of Ethics was distributed to me on __________, 2002. I have read and understand the Code of Ethics, and I understand my obligations thereunder. I certify that I have complied with the Code of Ethics during the course of my association with Capital Management Associates, Inc., and that I will continue to do so in the future. Moreover, I agree to promptly report to the Compliance Officer any violation or possible violation of the Code of Ethics of which I become aware.

      I understand that violation of the Code of Ethics will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.




-------------------------------------
Signature

-------------------------------------
Date

                                    EXHIBIT G
                                    ---------

                             ANNUAL CERTIFICATION OF
                       CAPITAL MANAGEMENT ASSOCIATES, INC.




      The undersigned hereby certifies on behalf of Capital Management Associates, Inc. to the Board of Trustees of Capital Management Investment Trust pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, and pursuant to Section VI.D.(2) of Capital Management Associates, Inc.'s Code of Ethics, that Capital Management Associates, Inc. has adopted procedures that are reasonably necessary to prevent Access Persons from violating the Code of Ethics.




Date:  ______________________              ____________________________________
                                           Compliance Officer